Exhibit 10.8

DATED           October 26,              2023

DEED OF SHARE CHARGE

by

SIBO HOLDING LIMITED

Chargor

- in favour of -

GOOD PRIDE LIMITED

as Secured Party

THIS DEED OF SHARE CHARGE (this “Deed”) is made on October 26, 2023

BY:

SIBO HOLDING LIMITED, an exempted company incorporated in the Cayman Islands with limited liability (company number: 345846), having its registered office situated at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Chargor”); and

IN FAVOUR OF:

GOOD PRIDE LIMITED, a company incorporated in the British Virgin Islands with limited liability (company number: 2014288), having its registered office situated at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the “Secured Party”).

RECITALS:

(A)	On [*] 2023, the Secured Party as lender has entered into a facility agreement (the “Facility Agreement”) with the Chargor as borrower. Pursuant to the Facility Agreement, the Secured Party agrees to grant to the Chargor a facility of the sum of HK$7,000,000 (the “Loan”) subject to the terms of the Facility Agreement.

(B)	As at the date hereof, the Chargor is a legal and beneficial owner of one issued ordinary share of Buckwheat Investments Limited (a BVI business company incorporated in the British Virgin Islands) (the “Company”), representing 100% of the issued share of the Company.

(C)	For the purposes of securing the Secured Obligations (as defined hereunder), the Chargor has entered into this Deed to create a first fixed charge over one issued ordinary share of the Company, representing 100% of the issued share of the Company, legally and beneficially owned by the Chargor (the “Charged Share”), subject to the terms and conditions of this Deed.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of the terms hereof, it is agreed as follows:

SECTION 1
DEFINITIONS

1.1	In this Deed, the following words and expressions shall, unless the context requires otherwise, have the following meanings:

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks are open for general business in Hong Kong.

“Dividends” means, in relation to any Charged Share, all present and future:

(a)	dividends, distributions and interest of any kind and any other sum received or receivable in respect of the Charged Share;

(b)	rights, shares, securities, money or other assets accruing or offered by way of conversion, redemption, substitution, exchange, reclassification, split, bonus, option or otherwise in respect of the Charged Share;

(c)	allotments, offers and rights accruing or offered in respect of the Charged Share; and

(d)	other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, the Charged Share.

“Encumbrance” means any mortgage, charge, pledge, lien, hypothecation or other encumbrances, priority or security interest, right of first refusal, deferred purchase, title retention, leasing, sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature or any agreement for any of the same.

“Party” means each of the parties identified in the Preamble and any other person who subsequently becomes a party to this Deed pursuant to the terms hereof.

“Secured Obligations” means all sums of money and liabilities now or in the future due, owing or payable by the Chargor and any other parties to the Finance Documents to the Secured Party under or pursuant to the Facility Agreement, this Deed and the other Finance Documents, whether actually or contingently, whether solely or jointly with any other person, whether as principal or surety and whether or not the Secured Party was an original party to such Finance Documents or the relevant transactions contemplated thereby, together with all interest, premium, commission, fees, charges, costs and expenses and other sums and payments for which the Chargor, and any other relevant parties may be or become liable to the Secured Party in respect of, under or in connection with the Finance Documents (after as well as before any demand or judgment).

“Security Period” means the period beginning on the Effective Date and ending on the date of the full and final discharge and payment of the Secured Obligations to the full satisfaction of the Secured Party in accordance with the Finance Documents.

“Shares” means the shares in the Company owned by the Chargor from time to time.

“Finance Documents” has the same meaning ascribed thereto in the Facility Agreement.

1.2	The following terms are defined in this Deed as follows:

“Additional Charged Shares”	Section 2.5(a)
“Borrower”	Recital A
“Charged Share”	Recital C
“Chargor”	Preamble
“BVI Act”	Section 2.3(a)
“Company”	Recital B

“Contractual Currency”	Section 5.3
“Deed”	Preamble
“Effective Date”	Section 6.1
“Indemnified Party”	Section 5.1
“Loan”	Recital A
“Facility Agreement”	Recital A
“Payment Currency”	Section 5.3
“Receiver”	Section 8.1
“Register of Charges”	Section 2.4(a)
“Register of Members”	Section 2.3(a)
“Secured Party”	Preamble
“Share Charge”	Recital C
“Top-up Charge”	Section 2.5(b)

(a)	Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(b)	Headings are included for convenience only and shall not affect the construction of any provision of this Deed.

(c)	“Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(d)	References to “law” shall include all applicable laws, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(e)	References to this Deed or a Finance Document include all of the Schedules, which forms an integral part hereof. A reference to any Section or Schedule is, unless otherwise specified, to such Section of, or Schedule to, this Deed or the Finance Document. The words “hereof” “hereunder” and “hereto” and words of like import, refer to this Deed as a whole and not to any particular Section hereof or Schedule hereto. A reference to any document (including this Deed) is to that document as amended, consolidated, supplemented, renovated or replaced from time to time.

(f)	If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(g)	References to writing include any mode of reproducing words in a legible and non-transitory form.

(h)	This Deed is drawn up in the English language. If this Deed is translated into any language other than English, the English language text shall prevail.

1.3	The expressions “Chargor” and “Secured Party” shall where the context permits include their respective successors and permitted assignees and any persons deriving title under them.

SECTION 2
SHARE CHARGE

2.1	The Chargor covenants that it shall on demand pay to the Lender all monies and discharge all obligations and liabilities now or hereafter due, owing or incurred by it as borrower under the Finance Documents to the Lender under or pursuant to the Finance Documents in each case when the same become due for payment or discharge, whether by acceleration or otherwise, and whether such monies, obligations or liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety; originally owing to or purchased (whether by assignment or otherwise) or acquired in any other way by the Lender; denominated in Hong Kong dollars or any other currency.

2.2	The Chargor, as the legal and beneficial owner, hereby charge and agree to charge to the Secured Party all of the Chargor’s interest in the Charged Share, all benefits present and future, actual and contingent accruing in respect of the Charged Share and all of the Chargor’s right, title and interest to and in the Charged Share including, without limitation, all voting and other consensual powers pertaining to the Charged Share by way of a first fixed charge for the full and punctual performance of the Secured Obligations.

2.3	On the Effective Date, the Chargor shall deliver or procure the delivery of the following documents to the Secured Party:

(a)	all share certificates and instruments representing or evidencing title in respect of the Charged Share and a certified copy of the register of members of the Company (the “Register of Members”) maintained by the Company in accordance with the BVI Business Companies Act, 2004 (No. 16 of 2004) (as amended from time to time) (the “BVI Act”) showing the Chargor as registered owner of the Charged Share;

(b)	executed and undated instruments of transfer in respect of the Charged Share in the form of Schedule A and any other documents which from time to time may be requested by the Secured Party in order to enable the Secured Party or its nominees to be registered as the owner or otherwise obtain legal title to the Charged Share, it being understood that such instruments shall not be enforceable or effect any transfer, upon such request or otherwise. prior to the occurrence of an Event of Default (as defined in the Facility Agreement);

(c)	an executed and undated irrevocable appointment of proxy and power of attorney made in respect of the Charged Share for all shareholders’ meetings and written resolutions of the Company in the form set out in Schedule B, it being understood that such instrument shall not be enforceable or effect any appointment or grant any power of attorney prior to the occurrence of an Event of Default (as defined in the Facility Agreement); and

(d)	executed and undated letter(s) of resignation and release together with dated letter(s) of authority to date the same signed by each director of the Company in the form set out in Schedule C, it being understood that such resignation and release will not be enforceable or effect any resignation or release prior to the occurrence of an Event of Default (as defined in the Facility Agreement).

2.4	The Chargor covenants and undertakes to the Secured Party that:

(a)	immediately after execution of this Deed, procure that the following notation be entered on the register of members of the Company: “The one share registered in the name of Sibo Holding Limited is charged and assigned in favour of Good Pride Limited pursuant to a deed of share charge dated the [*], as amended from time to time. The date on which this annotation was entered in the Register of Members is the [*] day of [*], [*].”; and

(b)	within ten (10) Business Days after the execution of this Deed, provide the Security Agent with a copy of the register of members of the Company annotated with the annotation referred to above, certified by the registered agent of the Company.

2.5	The Chargor irrevocably and unconditionally undertakes and covenants that the Chargor will remain the legal and beneficial owner of the Charged Share;

(a)	at all relevant time so long as the Loan is outstanding:

(i)	if the Charged Share represents less than 100% of the total issued, outstanding and voting shares of the Company, the Chargor shall, within five (5) Business Days, charge such number of additional Shares (the “Additional Charged Shares”) in favour of the Secured Party (the “Top-up Charge”) in order to ensure the total number of the Charged Shares shall equal to 100% of the total issued, outstanding and voting shares of the Company at all times; and

(ii)	any Additional Charged Shares shall become a part of the Charged Shares, and the Chargor shall promptly sdeliver the items listed in Sections 2.2(a) to (c) to the Secured Party in respect of all such Additional Charged Shares.

(b)	the Chargor irrevocably and unconditionally undertakes and covenants that, it shall execute and deliver all such documents and take all such actions as may be required to complete and perfect the charge of all benefits in respect of the Additional Charged Shares as specified in Section 2.5(a) and all of the Chargor’s rights, title and interest to and in such Additional Charged Shares by way of security.

2.6	(a)	The Chargor must promptly pay all calls, installments or other payments and shall discharge all other obligations, which may become due and payable in respect of the Charged Share.

(b)	If the Chargor fail to do so, the Secured Party may pay the calls or other payments on behalf of the Chargor. The Chargor must immediately on request reimburse the Secured Party on a full indemnity basis for any payment made by the Secured Party under this Section.

2.7	(a)	The Chargor must comply with all other conditions and obligations assumed by it in respect of the Charged Share.

(b)	The Secured Party is not obliged to:

(i)	perform any obligation of the Chargor;

(ii)	make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iii)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed,

in respect of any Charged Share.

2.8	The Chargor shall not without the written consent of the Secured Party cause any change of directors in the Company.

2.9	This Deed shall become enforceable after the occurrence of an Event of Default (as defined in the Facility Agreement). Thereafter, the Secured Party may at its absolute discretion after giving written notice to the Chargor, take such action and/or institute such proceedings as it may think fit to enforce the Share Charge.

2.10	(a)	At any time after the Share Charge has become enforceable, the Secured Party shall, after giving written notice to the Chargor, have the right, either in its own name or in the name of the Chargor or any nominee and in such manner and upon such terms and conditions as the Secured Party thinks fit:

(i)	to solely and exclusively exercise all voting rights attached to the Charged Share (without prejudice to the Secured Party’s rights to exercise any voting rights under Section 2.13) (including the dating of the proxy referred to in Section 2.3(c)) and to sell, transfer, grant options over or otherwise dispose of or realize the Charged Share or any part thereof at such place and in such manner and at such price or prices or to any person for such consideration (whether comprising cash or other property, obligations or other consideration of any nature), as the Secured Party may, acting bona fide, deem fit, and thereupon the Secured Party shall have the right to deliver, assign and transfer in accordance therewith the Charged Share so sold, transferred, granted options over or otherwise disposed of;

(ii)	to date the instruments referred to in Section 2.3 in connection with the exercise of its rights under this Section;

(iii)	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating to the Share Charge;

(iv)	to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Share Charge;

(v)	to redeem any security (whether or not having priority of the Share Charge) over the Charged Share;

(vi)	to receive and retain all Dividends, interest or other moneys or assets accruing on or in respect of the Charged Share or any part thereof, such Dividends, interest or other moneys or assets to be held by the Secured Party, subject to the terms of this Deed and any such Dividends, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Secured Party and paid or transferred to the Secured Party on demand;

(vii)	to remove the directors of the Company (with or without cause); and

(viii)	to do all such other acts and things it may consider necessary or expedient for the enforcement of the Share Charge.

Each of the rights specified in the subparagraphs of this Section shall (except as otherwise provided) be distinct and shall not be in any way limited by reference to any other subparagraph or by the order in which they appear.

(b)	The Secured Party or its agents, managers, officers, directors, employees, delegates and advisers shall not, by reason of taking possession of the whole or any part of the Charged Share, be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

(c)	The Secured Party may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons (whether being a joint trustee hereof or not), all or any of the trusts, powers, authorities and discretions vested in the Secured Party by this Deed or in connection with the Share Charge and such delegation may be made upon such regulations as the Secured Party may think fit and it shall not be bound to supervise the proceedings or be responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Secured Party may by writing under its hand terminate such power of attorney delegated to any person.

(d)	The Secured Party shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or to take any action to collect any moneys assigned by this Deed or to enforce any rights or benefits assigned to the Secured Party by this Deed or to which the Secured Party may at any time be entitled hereunder.

(e)	No person dealing with the Secured Party, its directors, officers, employees or agents, shall be concerned to enquire whether the Share Charge has become enforceable, whether any power exercised or purported to be exercised has become exercisable, whether any Secured Obligations remain due, as to the necessity or expediency of any terms subject to which any sale or other disposal of any Charged Share shall be made, or otherwise as to the propriety or regularity of any sale or other sale or other disposal of any Charged Share, or as to whether any consents, regulations, or directions have been obtained or complied with, or to see to the propriety or regularity of any sale or other disposal of any Charged Share, or to see the application of any money paid to the Secured Party, its directors, officers, employees or agents, and such dealings shall be deemed to be within the powers hereby conferred and to be valid accordingly and the sale shall be deemed to be within the power of the Secured Party, and the receipt of the Secured Party for the purchase money shall effectively discharge such person who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefore.

(f)	After the Share Charge has become enforceable, the Secured Party may, without prior notice to the Chargor or prior authorisation from any court or otherwise any other person sell or otherwise dispose of or otherwise deal with or exercise all rights (including of conversion) in connection with all or any part of the Charged Share at the times, in the manner and on the terms it thinks fit.

(g)	The powers of the Secured Party and any Receiver under this Deed which arise on and after the Share Charge has become enforceable in accordance with Section 2.9 shall be construed in the widest possible sense and all parties to this Deed intend that the Secured Party and the Receiver shall have as wide and flexible a range of powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law and may be exercised without prior notice to the Chargor or prior authorisation from any court.

2.11	At any time where the powers under Section 2.10 become exercisable, the Chargor shall:

(a)	upon request by the Secured Party, deliver to the Secured Party copies of all reports, notices, accounts or any other documents, for the purposes to enforce the Share Charge in accordance with Section 2.9; and

(b)	pay all costs or other payments which may become due and/or indemnify the Secured Party for the same other than any costs or other payments incurred by the Secured Party due to the fraud, gross negligence or wilful misconduct of the Secured Party.

2.12	Until the Share Charge becomes enforceable in accordance with Section 2.9,

(a)	the Chargor shall be entitled to exercise or direct the exercise of the voting rights attached to any Charged Share without prejudice to this Section 2, in such manner so that the result would not, in the reasonable opinion of the Secured Party, be inconsistent with the rights enuring to a holder of the Charged Share or be inconsistent with the rights and remedies of the Secured Party under this Deed or any Finance Documents, and in each case, on such terms as the Secured Party may require. The Chargor shall pay all costs, installments or other payments and shall discharge all other obligations, which may become due in respect of the Charged Share; and

(b)	all Dividends paid or payable in respect of the Charged Share or any part thereof shall be paid directly to the Chargor.

2.13	After the Share Charge has become enforceable in accordance with Section 2.9, the Secured Party shall be entitled to exercise or direct the exercise of the voting rights attached to the Charged Share in such manner as it sees fit. The Chargor shall from such time comply or procure the compliance with any directions of the Secured Party in respect of the exercise of those voting rights.

2.14	The Chargor, prior to the Share Charge becoming enforceable, and the Secured Party, after the Share Charge has become enforceable, shall be entitled to and shall exercise or direct the exercise of all other rights from time to time attaching to or connected with the Charged Share, provided that (in case of rights to be exercised by the Chargor) the Chargor shall not exercise or direct the exercise of such rights in any manner which is inconsistent with or would otherwise prejudice or affect the interests of the Secured Party under this Deed.

2.15	The Secured Party shall not have any duty to ensure that the Dividends receivable in respect of the Charged Share are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Share or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys, or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, the Charged Share. The Chargor hereby authorises the Secured Party to arrange at any time and from time to time for the Charged Share or any part thereof to be registered in the name of the Secured Party (or its nominees) thereupon to be held as so registered after the Share Charge has become enforceable pursuant to this Deed.

2.16	Any proceeds received by the Secured Party following the exercise of its rights pursuant to Section 2.9 in respect of the Charged Share shall be applied in the following order and priority:

(a)	first, in or towards payment or reimbursement of all expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by or on behalf of the Secured Party in exercising any of the powers specified or otherwise referred to in this Deed;

(b)	second, in or towards the payment or satisfaction of any Secured Obligations which are due and payable;

(c)	third, in retention of an amount equal to part or parts of the Secured Obligations as are or are not then outstanding but which (in the sole and absolute opinion of the Secured Party) will or may become due and payable to the Secured Party in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Section; and

(d)	fourth, return to the Chargor all the remaining Charged Share (together with the share certificates then representing such part of the Charged Share) and/or the remaining portion of cash or securities received by the Secured Party from the disposal of the Charged Share in connection with such enforcement.

SECTION 3
FURTHER UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

3.1	The Chargor represents and warrants to the Secured Party as follows:

(a)	the Chargor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it was established, generally subject to civil and commercial law and to institution of legal proceedings against it and neither the Chargor or any of its assets or income are entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process, and it has the full legal right, power and authority to own its assets and to carry on its business;

(b)	the Chargor has full legal right, power and authority to execute and deliver this Deed and the Finance Documents to which it is a party and to undertake and perform the obligations and/or create the security on its part herein provided for, and has taken or obtained all necessary action and consents to authorise the execution and performance of this Deed;

(c)	this Deed and the Finance Documents to which the Chargor is a party will, when executed and delivered, constitute valid and legally binding obligations of the Chargor respectively enforceable in accordance with their respective terms;

(d)	the execution and performance of this Deed by the Chargor does not and will not violate the provisions of (i) any applicable law, (ii) any relevant governmental approval or authorisation, or (iii) any agreement or other instrument binding on it;

(e)	the execution and delivery of, and the performance of the provisions of, this Deed by the Chargor does not, and will not during the continuance of this Deed, cause any limit on any of the borrowing, guaranteeing, charging or other powers of the Chargor (whether imposed by its constitutive documents, or by agreement, instrument or otherwise), or upon any of the powers of its board of directors to exercise any of such powers (if applicable), or any other limit affecting the Chargor, to be exceeded;

(f)	no material litigation, administrative, governmental or arbitral proceeding affecting the Chargor are presently pending nor is there any other litigation, administrative, governmental or arbitral proceeding presently threatened against the Chargor or its assets;

(g)	the Chargor is and will, at all times during the subsistence of the security hereby constituted, be the legal and beneficial owner of the Charged Share free from any Encumbrance (other than the Encumbrance created under this Deed) and the security created hereunder is not subject to any prior or pari passu security or other interest and any options or rights of pre-emption and is not liable to avoidance on liquidation or bankruptcy, composition or other similar insolvency or bankruptcy proceedings;

(h)	each of the Charged Share has been duly issued, fully paid, freely transferable, non-assessable, not subject to any option to purchase or similar right, registered in the name of the Chargor, and there is no restriction by operation of the applicable laws or contract or otherwise on the transferability of any such Charged Share;

(i)	except in accordance with the provisions of this Deed, the Chargor has not sold or granted any rights of pre-emption over or agreed to sell or grant any right of pre-emption over or otherwise disposed of or agreed to dispose of, the benefit or all or any of its rights, title and interest in and to the Charged Share or any part thereof;

(j)	the Chargor is not (i) in default under any statutory or other requirements applicable to it or (ii) in default in the payment of any principal of or interest on any indebtedness for borrowed money or (iii) in breach of or in default under any other provision of any agreement to which it is a party and under or subject to which any such indebtedness for borrowed money has been issued and is outstanding; and no event, condition or act which with the giving of notice or lapse of time, or both, would constitute an event of default under any such agreement has occurred or is continuing which has not been properly waived or remedied thereunder;

(k)	the information contained in all accounts, certificates, schedules or other documents supplied to the Secured Party relating to the Chargor and/or the Company is true and accurate in all respects, and the opinions and forecasts expressed therein (if any) are honestly held and have been made on a reasonable basis, and there are no material facts relating to the Chargor and/or the Company, which could or might affect the willingness of a reasonable party to rely on a charge from the Chargor in terms similar to the terms of this Deed, which have not been disclosed to the Secured Party;

(l)	the Chargor has not taken any corporate action, nor has any other steps been taken or legal proceedings been started which has been brought to its attention, or to its best knowledge, threatened against him for bankruptcy or for the appointment of a receiver, administrative receiver, trustee or similar officer of it or any or all of its assets;

(m)	the Charged Share represents 100% of the issued share of the Company and no person has any option, warrant or other right to subscribe for, purchase or otherwise acquire any Charged Share;

(n)	the share certificate of the Charged Share in the name of the Chargor is/ are genuine, legal and valid documents evidencing title to the Charged Share;

(o)	all necessary governmental and other consents, licenses, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Deed have been obtained, are in full force and effect and are in compliance with all applicable laws (or will be obtained in accordance with the provisions of this Deed);

(p)	the Chargor has taken all actions required to approve its execution, delivery and performance of this Deed;

(q)	no filing or registration is required and no stamp or registration duty or similar taxes or charges are payable in respect of this Deed;

(r)	all necessary returns have been delivered by or on behalf of the Chargor to the relevant taxation authorities and the Chargor is not in default in the payment of any taxes, and no claim is being asserted with respect to taxes which has not been disclosed to the Secured Party;

(s)	except for this Deed, the Chargor has not sold, assigned or disposed of the benefit of all or any of its rights, title and interest in the Charged Share;

(t)	all the representations, warranties and covenants provided by the Chargor under the Finance Documents are true, complete, accurate and not misleading;

(u)	the Company has not incurred or suffered any indebtedness or obligations for and in respect of (i) money borrowed or raised (in whatever form, including by issue of debentures or other securities); (ii) any other transaction (including, without limitation, any forward sale or deferred arrangement) having the commercial effect of a borrowing; or (iii) counter indemnity, guarantee or similar liabilities in respect of any such arrangement; and

(v)	the Company has not entered into any transaction, incurred any liabilities or become a party to any contract, agreements or any other commitments which had not been disclosed to the Secured Party prior to the execution of this Deed.

The Chargor represents and warrants to and undertakes with the Secured Party that the representations set out in this Section are and will continue to be true and accurate are and will continue to be true and accurate throughout the Security Period with reference to facts and circumstances subsisting on such date.

3.2	Except with the consent in writing of the Secured Party, the Chargor shall not (a) create, effect or permit to subsist any Encumbrance on, over or with respect to the Charged Share except for this Deed, or (b) dispose of, attempt to dispose of or otherwise deal in any way with the Charged Share except in such manner as may be permitted under this Deed.

3.3	The Chargor hereby undertakes to and agrees with the Secured Party that, in the event the Secured Party acquires legal and beneficial ownership of the Charged Share to which it becomes entitled in accordance with this Deed, the Chargor shall have no claim of any kind against the Secured Party or its nominees (or any purchaser or transferee of the Charged Share whatsoever) in respect of the exercise by it of its security rights under the terms of this Deed.

3.4	The Chargor hereby further undertakes to and agrees with the Secured Party that, upon the reasonable request of the Secured Party and at the expense of the Chargor, immediately provide to the Secured Party copies of all notices, written consents, reports, accounts, circulars and other communications issued by the Company and/or by the Chargor (in its capacity as a shareholder) in respect of the Charged Share, only to the extent not otherwise available from publicly available sources and save where such provision would not cause the Chargor to breach any applicable laws.

3.5	The Chargor acknowledges that the Secured Party has relied and will rely on the representations, warranties and undertakings set out in this Deed and agrees to indemnify and keep indemnified the Secured Party and all its officers, directors, agents, employees and attorneys from and against any cost, loss, liability, claim or damage (including all legal fees and expenses on a full indemnity basis) which the Secured Party incurs or suffers as a consequence of, or would not have arisen but for any default by the Chargor in the due and punctual performance of any of the Chargor’s obligations under this Deed and agrees that the Secured Party shall be entitled to take direct action against the Chargor to enforce its rights under this Deed, provided however that this Section 3.5 does not apply to any cost, loss, liability, claim or damage arising out of or in connection with the fraud, gross negligence or wilful misconduct of the Secured Party.

SECTION 3A
RESTRICTIONS ON DEALINGS

3A.1	Except with the prior written consent of the Secured Party, the Chargor shall not:

(a)	create, grant, or attempt to create or grant, or permit to subsist or arise any security or Encumbrance on, over or affecting any Charged Share or any part of them (except for the security created pursuant to this Deed) or any restriction on the ability to transfer or realise;

(b)	assign, sell, transfer, licence, lease, create any form of legal or equitable interest in or over or otherwise dispose of any Charged Share or any part of them (except for the security created pursuant to this Deed), or

(c)	exercise any right or entitlement (arising under law or otherwise) to subscribe or exchange for any shares or securities pursuant to or in connection with the Charged Share (except for the security created pursuant to this Deed).

3A.2	The Chargor shall not:

(a)	take or permit the taking of any action which would alter the rights attaching to the Charged Share; or

(b)	do, or permit to be done, anything which would render the Charged Share no longer legal, valid, binding and enforceable.

3A.3	The Chargor shall not do or cause or permit to be done anything which may in any way reduce, jeopardise or otherwise prejudice the value to the Secured Party of the Charged Share or the ability of the Secured Party to exercise its rights under this Deed.

3A.4	Without prejudice to any other provisions hereof, the Chargor shall take all such actions as may be available to it for the purpose of creating, perfecting or maintaining the security created or intended to be created pursuant to this Deed which shall include the obtaining of any necessary consent (if required) (in form and content satisfactory to the Secured Party) to enable the Charged Share to be mortgaged or charged or assigned pursuant to this Deed. Immediately upon obtaining any necessary consent the asset concerned shall become subject to the security created by this Deed, the Chargor shall promptly deliver a copy of such consent to the Secured Party.

3A.5	If the Chargor exercises its right under or entitlement pursuant to or in connection with the Charged Share and obtains or will obtain shares or other securities, then the Chargor shall do all acts and things and execute such documents (including such deed or deeds supplemental to this Deed as the Secured Party shall require) so as to charge in favour of the Secured Party (if in the Secured Party’s reasonable opinion such shares and securities are not already subject to this Deed) such number or amount of such shares or securities which the Secured Party shall specify and they shall thereupon become and be treated as part of the Charged Share.

SECTION 4
POWER OF ATTORNEY

4.1	The Chargor hereby irrevocably and by way of security for the payment of the Secured Obligations and the performance of the Secured Obligations under this Deed appoints the Secured Party and any duly authorised officer(s) or agent(s) of the Secured Party or the persons deriving title under the Secured Party pursuant to this Deed severally, but not jointly as its attorneys, on its behalf and in its name or otherwise in respect of the Charged Share, after the Share Charge has become enforceable:

(a)	to carry out any obligation imposed on the Chargor by this Deed (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Share);

(b)	to do anything which the Chargor is obliged to do in relation to the Charged Share under this Deed and which the Chargor fails to do;

(c)	to execute and complete in favour of the Secured Party or its nominees or of any purchaser any documents which the Secured Party may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Secured Party or its nominees or in any purchaser and to give effectual discharges for payments;

(d)	where required in accordance with this Deed, to date any instrument of transfer in respect of any Charged Share executed by the Chargor and, where so required, to procure the registration of the transferee as the holder of such Charged Share;

(e)	to take and institute on non-payment (if the Secured Party in its sole discretion so decided) all steps and proceedings in the name of the Chargor for the recovery of such moneys, property and assets hereby charged;

(f)	to agree accounts and make allowances and give time or other indulgence to any surety or other person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid and generally in the name and on its behalf to exercise all or any of the rights conferred on the Secured Party in relation to the Charged Share under this Deed; or

(g)	to enable the Secured Party and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law.

4.2	The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of the power of attorney in Section 4.1.

SECTION 5
EXPENSES, STAMP DUTY AND INTEREST

5.1	The Chargor shall indemnify and reimburse the Secured Party and all its officers, directors, agents, employees and attorneys (each, an “Indemnified Party”) within seven (7) Business Days of demand (on a full indemnity basis) all costs, claims, charges, losses, liabilities, taxes, duties and expenses (including fees payable or paid to its attorneys , remuneration or reimbursements made to any Receiver and any other remuneration or other sums at any time payable) expended, paid, incurred or debited in account by the Indemnified Parties appointed under or pursuant to this Deed (whether before or after the Share Charge has become enforceable and notwithstanding any discharge or release of all or any part of the security) or for which the Secured Party or such Indemnified Party may become liable in connection with:

(a)	any breach of the covenants or undertakings by the Chargor under this Deed and the recovery of any of the Secured Obligations;

(b)	the exercise of any rights exercisable by the Secured Party or an Indemnified Party under this Deed;

(c)	the perfection, preservation, protection, enforcement, realisation or exercise, or attempted perfection, preservation, protection, enforcement, realisation or exercise, or any attempts thereof, of any security created, or any powers or rights conferred, by this Deed;

(d)	any amendment or variation to any security created, or any powers or rights conferred, by this Deed or by any applicable law;

(e)	any consent or waiver required from the Secured Party in relation to this Deed, regardless of whether the same is actually implemented, completed or granted, as the case may be, except where it is due to the wilful default on the part of the Secured Party; and

(f)	any Charged Share being deemed not to be freely transferable or deliverable or to be defective.

5.2	The Chargor shall pay promptly, and in any event within seven (7) Business days of demand from an Indemnified Party, any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance or enforcement of this Deed or in order to ensure or preserve its priority as contemplated by this Deed or render it admissible in evidence and, failing which, the relevant Indemnified Party shall be entitled to (but not obligated to) pay such taxes in connection with the foregoing and the Chargor shall indemnify and reimburse such Indemnified Party against any liability and cost and expenses with respect to or resulting from any delay in paying or omission to pay any such tax.

5.3	If, under any applicable law, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason, any payment under or in connection with this Deed is made or fails to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Deed (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Indemnified Party when converted into the Contractual Currency at the rate of exchange, falls short of the amount in the Contractual Currency due under or in connection with this Deed, the Chargor, as separate and independent obligation, shall within seven (7) Business days of demand from an Indemnified Party indemnify and hold harmless the Indemnified Party against the amount of such shortfall. For the purposes of this Section, “rate of exchange” means the rate at which the Indemnified Party is able on the date of conversion (such date to be at the Indemnified Party’s discretion) to purchase the Contractual Currency with the Payment Currency at a financial institution in Hong Kong or Macau selected by the Indemnified Party at its discretion and shall take into account any premium and other costs of exchange charged or incurred with respect thereto.

5.4	Each indemnity in this Deed shall:

(a)	constitute a separate and independent obligation from the other obligations in the other Finance Documents;

(b)	give rise to a separate and independent cause of action;

(c)	apply irrespective of any indulgence granted by any person;

(d)	continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any liability or any other judgment or order; and

(e)	apply whether or not any claim under it relates to any matter disclosed by the Chargor or otherwise known to the Indemnified Party.

SECTION 6
DISCHARGE OF SECURITY

6.1	Subject to Section 6, this Deed shall remain in full force and effect, from the date of this Deed (the “Effective Date”) until the date of the full and final discharge and payment of the Secured Obligations by way of continuing security. This Deed shall not be affected in any way by any interim settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or other matter or thing whatsoever.

6.2	(a)	Upon the unconditional and irrevocable termination, discharge or release of all the Secured Obligations in full, the Secured Party will, at the request and expense of the Chargor, within ten (10) Business Days take such action as the Chargor may reasonably request to release the Charged Share from the security constituted by the Share Charge and return any of the documents provided by the Chargor to the Secured Party pursuant to Section 2, provided always however that the Secured Party shall not be bound to return the securities bearing serial numbers identical with the Charged Share as they were delivered to the Secured Party hereunder so long as the securities returned are of the same class, denomination and nominal amount and rank pari passu with those originally charged to the Secured Party. Upon the release of the Charged Share from the Share Charge pursuant to this Section and in the event that only some of the Charged Share have been enforced pursuant to Section 2.9 due to a breach of any Secured Obligations, upon such release, the Secured Party shall return to the Chargor all the remaining Charged Share (together with the share certificate(s) then representing such part of the Charged Share) and/or the remaining portion of cash or securities received by it from the disposal of the Charged Share and return and/or revoke any of the documents provided by the Chargor to the Secured Party pursuant to Section 2.3 in connection with such enforcement after the Secured Party has been fully compensated for the relevant losses due to such breach of the Secured Obligations.

(b)	No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, winding up and no release, settlement, discharge or arrangement given or made by the Secured Party on the faith of any such assurance, security, guarantee or payment, shall prejudice or affect the rights of the Secured Party to enforce the Share Charge to the full extent of the Secured Obligations or any other rights which the Secured Party may have in respect of the Secured Obligations or any part thereof. The Chargor agrees that in such circumstances the Share Charge shall be deemed to have remained in full force and effect notwithstanding any such assurance, security, guarantee, payment, release, settlement, discharge or arrangement. Without prejudice to the foregoing, the Secured Party shall in such circumstances be entitled to retain this Deed and shall not be obliged to release the Charged Share from the Share Charge until the expiry of a period of one (1) month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the Secured Obligations shall have been unconditionally and irrevocably discharged in full to the satisfaction of the Secured Party, and after any facility which might give rise to Secured Obligations has terminated. If at any time within such period:

(i)	a petition shall be presented to a competent court for an order for the bankruptcy or winding up (as the case may be) of the Chargor or of any party which has given the relevant assurance, security, guarantee or payment; or

(ii)	any relevant party shall pass a resolution for or with a view to its winding up (if applicable);

the Secured Party may continue to retain this Deed and not to release the Charged Share from the Share Charge for and during such further period as the Secured Party in its absolute discretion shall determine.

6.3	The security created by or pursuant to the Share Charge shall be cumulative, in addition to and independent of every other security which the Secured Party may at any time hold for the Secured Obligations or any other obligations or any rights, powers and remedies provided by the applicable law.

6.4	None of the Secured Party, its directors, officers, employees, agents, attorneys or any Receiver shall be liable by reason of (a) taking any action permitted by this Share Charge or (b) any neglect or default in connection with the Charged Share or (c) taking possession of or realising all or any part of the Charged Share, except in the case of wilful default upon its part.

6.5	If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Share Charge nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

6.6	The Share Charge may be enforced without the Secured Party first having recourse to any other security or rights or taking any other steps or proceedings against the Chargor or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the Secured Obligations. The Chargor waives any right it may have of first requiring the Secured Party to proceed against or enforce any other rights or securing or claim payment from any person before claiming from it under the Share Charge.

6.7	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full, the Secured Party may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Secured Party for as long as it may think fit, any moneys received, recovered or realized under this Deed or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

6.8	For the avoidance of doubt, the Charged Share shall not be released until all Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full in accordance with the terms of the Finance Documents.

SECTION 7
RIGHTS, AMENDMENTS, WAIVERS AND CONSENTS

7.1	The rights conferred by this Deed shall be in addition to and not in substitution for nor exclusive of the rights, powers or remedies conferred on mortgagees or Receivers by law, which shall apply to the Share Charge and may be exercised from time to time and as often as the Secured Party may deem expedient except in so far (if at all) as they are expressly excluded.

7.2	Except as otherwise provided in this Deed, all rights of the Secured Party hereunder may be exercised at any time, without prior notice to the Chargor, and from time to time at the absolute discretion of the Secured Party. No failure on the part of the Secured Party to exercise, and no delay on its part in exercising, any right, power or remedy under this Deed will operate as a waiver thereof, or an impairment of such right, power or remedy nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7.3	So long as this Deed continues to be in force:

(a)	any rights of the Chargor, by reason of the performance of any of its obligations under this Deed, the enforcement of the Charged Share or any action taken pursuant to any rights conferred by or in connection with this Deed, to be indemnified by any person, to prove in respect of any liability in the winding up of any person or to take the benefit of or enforce any security, guarantee or indemnity, shall be exercised and enforced only in such manner and on such terms, as the Secured Party may reasonably require;

(b)	any amount received or recovered by the Chargor (i) as a result of any exercise of any such rights, or (ii) in the winding up of any person shall be held in trust for and immediately paid to the Secured Party;

(c)	the Secured Party shall not be liable for:

(i)	any loss arising out of any sale or other disposal of the Charged Share or the exercise of or failure to exercise the Secured Party’s powers under this Deed, however caused and whether or not a better price could or might have been obtained by deferring or advancing the date of such sale or other disposal, and the Secured Party shall not be liable to account as chargee in possession for the Charged Share;

(ii)	any neglect or default to pay any call or instalment or to accept any offer or to notify the Chargor of any matter; or

(iii)	any other loss of any nature whatsoever in connection with the Charged Share; and

(d)	any statement of account purporting to show an amount due from the Chargor under this Deed and signed as correct by a duly authorised officer of the Secured Party shall, in the absence of manifest error, be conclusive evidence of the amount so due to the Secured Party.

SECTION 8
RECEIVER

8.1	At any time after this Share Charge has become enforceable, the Secured Party may by writing, and with written notice given to the Chargor, appoint one or more person(s) as the Secured Party thinks fit to be a receiver (a “Receiver”) in relation to the Charged Share. Where the Secured Party appoints two or more persons as Receivers, the Receivers may act jointly or independently.

8.2	The Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for his acts and defaults and liable on any contracts made, entered into or adopted by the Receiver. The Secured Party shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts made, entered into or adopted by the Receiver. The Receiver shall in the exercise of the Receiver’s powers, authorities and discretions conform to the directions and regulations from time to time given or made by the Secured Party. The powers of the Secured Party and the Receiver hereunder shall be construed in the widest possible sense to the intent that the Secured Party and the Receiver shall be afforded as wide and flexible a range of powers as possible.

8.3	The Secured Party may by writing under its hand remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

8.4	The Secured Party may fix the remuneration of any Receiver appointed by it under this Deed to the extent permitted by law and at a prevailing market rate.

8.5	The Secured Party and the Receiver(s) may take such action in relation to the enforcement of this Deed, including but not limited to sell, charge or otherwise dispose of the Charged Share, to exercise any powers, discretions, voting or other rights or entitlements in relation to the Charged Share and generally to carry out any other action or exercise such power which they may in their sole discretion deem necessary or appropriate.

8.6	At any time after this Share Charge has become enforceable, the Secured Party and the Receiver(s) shall have, in addition to the other powers set out in Section 2, the following powers:

(a)	power to take immediate possession of, collect and get the Charged Share and, for that purpose, to take such proceedings as it may seem to it to be expedient, and without prejudice to the foregoing, cause to be registered all or any part of the Charged Share in its own name or in the name of any nominee or any transferee thereof;

(b)	power to do all things necessary or desirable to preserve, maintain and manage the Charged Share;

(c)	power to exercise any powers or rights incidental to the ownership of the Charged Share as if it were the absolute beneficial owner of the Charged Share;

(d)	power to appoint and discharge attorneys, accountants, employees, officers, agents or other professionally qualified persons to assist them in the performance of their functions;

(e)	power to bring or defend any action or other legal proceeding in the name of and on behalf of the Chargor in respect of the Charged Share;

(f)	power to do all acts and execute in the name of and on behalf of the Chargor any document or deed in respect of the Charged Share;

(g)	power to sell any property which is necessary or incidental to the performance of their functions;

(h)	power to sell and assign the Charged Share in such manner and subject to such lawful conditions as the Secured Party or the Receiver(s) thinks fit;

(i)	power to make any settlement, arrangement or compromise on behalf of the Chargor in respect of the Charged Share;

(j)	power to rank and claim in the insolvency or liquidation of the Company to receive Dividends and to accede to agreements for the creditors of the Company;

(k)	power to use the name of the Chargor for any of the purposes above including the dating of the documents referred to in Sections 2.3 and 2.4;

(l)	power to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realizing any Charged Share;

(m)	power to present or defend a petition for the winding up of the Company;

(n)	power to delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed;

(o)	power to borrow money either unsecured or on the security of the Charged Share either in priority to this Deed or otherwise and generally on any terms and for whatever purpose which they think fit;

(p)	power to purchase, hire or otherwise acquire any assets or rights for the improvement or realization of the Charged Share;

(q)	power to make any such payments which is necessary or incidental to the performance of their functions;

(r)	power to maintain or satisfy the obligations or liabilities that arise in the course of carrying out their functions; and

(s)	power to do all other acts and things which they may consider desirable or necessary for realizing any Charged Share or incidental to or conductive to any of the rights, powers, discretions on the Secured Party or the Receiver(s) under or by virtue of this Deed or the applicable law.

SECTION 9
NOTICES

9.1	Any notice, claim or demand in connection with this Deed shall be in writing, in English language (each a “Notice”), and shall be delivered or sent to the recipient at its email address, address or fax number listed below, or any other email address, address or fax number notified to the sender by the recipient by five days’ prior written notice for the purposes of this Deed:

Chargor:	Attention to:	Water Cheung
	Address:	Suite 3210, 32/F, Champion Tower, 3 Garden
Road, Hong Kong
	Email:	water.cheung@stormharbour.com.hk

Secured Party:	Attention to:	Ken Heung
	Address:	Room 608, Welland Building, 368 Queen’s
Road Central, Sheung Wan, Hong Kong
	Email:	water.cheung@stormharbour.com.hk

9.2	Without prejudice to Section 9.1, any notice delivered personally shall be deemed to be received when delivered and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received two (2) Business Days after posting and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and, and in the case of a facsimile message or an electronic mail, shall be deemed to be received on the date of transmission (in the territory of the recipient). If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:00 a.m. to 5:00 p.m. on a Business Day) in the time zone of the territory of the recipient under the provisions of this Clause 9.2, it shall be deemed to have been delivered at the next opening of business in the territory of the recipient. Any party may change its address for purposes hereof by not less than five (5) Business Days’ notice as aforesaid to the other parties.

SECTION 10
MISCELLANEOUS

10.1	This Deed may not be amended, modified or supplemented except by a written instrument executed by all Parties.

10.2	No waiver of any provision of this Deed shall be effective unless set forth in a written instrument signed by the Party waiving such provision and then only for the purpose and upon the terms for which it is given. No failure or delay by a Party in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by the other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

10.3	This Deed constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

10.4	Each and every obligation under this Deed shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming invalid; illegal or unenforceable in whole or in part. To the extent that any provision or provisions of this Deed are unenforceable the Chargor and the Secured Party shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.5	The Chargor shall execute all documents and do all such assurances, acts and things as the Secured Party and/or its agents, managers, officers, directors, employees, delegates and advisers in its absolute discretion may require for:

(a)	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

(b)	preserving or protecting any of the rights of the Secured Party under this Deed;

(c)	ensuring that the security constituted by this Deed and the covenants and obligations of the Chargor under this Deed shall enure to the benefit of any assignee of the Secured Party;

(d)	facilitating the realization of the Charged Share or any part thereof; or

(e)	the exercise of any power, authority or discretion vested in the Secured Party under this Deed,

in any such case, forthwith upon demand by the Secured Party and at the expense of the Chargor.

10.6	All amounts payable by the Chargor under this Deed shall be made free and clear of any restrictions and without deduction or withholding for or on account of any tax.

10.7	Termination of this Deed for any cause shall not release the Chargor from any liability which at the time of termination had already accrued to it or which thereafter may accrue in respect of any act or omission prior to such termination.

10.8	This Deed shall be binding upon and enure to the benefit of the Chargor, the Secured Party and its respective successors and assignees, except that the Chargor shall not have the right to assign its rights or delegate its duties hereunder without the prior written consent of the Secured Party; provided however, that the Secured Party may assign its rights and/or obligations hereunder to any one or more third parties without the consent of the Chargor.

10.9	This Deed may be executed in one or more counterparts including counterparts transmitted by email or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

SECTION 11
GOVERNING LAW AND DISPUTE RESOLUTION

11.1	This Deed is governed by the laws in force in Hong Kong.

11.2	The Parties hereby accept and expressly submit themselves to the non-exclusive jurisdiction of the Courts of Hong Kong. The submission of the Chargor to the jurisdiction of the Hong Kong Courts shall not restrict the right of the Secured Party to take proceedings against the Chargor in any other courts having, claiming or accepting jurisdiction over the Chargor or any of its, nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

11.3	Sibo Holding Limited appoints StormHarbour Securities (Hong Kong) Limited of Suite 3210, 32/F Champion Tower, 3 Garden Road, Central, Hong Kong (the “Agent”) as its process agent to receive on its behalf service of process of any notice or documents in relation to any proceedings brought in connection with this Deed. Service upon the Agent shall be good service upon the Chargor whether or not it is forwarded to and received by the Chargor. If, for any reason, the Agent ceases to be able to act as process agent, or no longer has an address in Hong Kong, the Chargor irrevocably agrees to appoint a substitute process agent with an address in Hong Kong and to deliver to the Secured Party a copy of the substitute process agent’s acceptance of that appointment within 30 days. In the event that the Chargor fails to appoint a substitute process agent, it shall be effective service for the Secured Party to serve the process upon the last known address in Hong Kong of the last known process agent for the Chargor notified to the Secured Party notwithstanding that such process agent is no longer found at such address or has ceased to act.

[Signature page follows]

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

CHARGOR:

EXECUTED AND DELIVERED AS A DEED	)
by	)
for and on behalf of	)
SIBO HOLDING LIMITED	)
in the presence of:	)

/s/ Sibo Holding Limited

SECURED PARTY:

EXECUTED AS A DEED	)
by	)
for and on behalf of	)
GOOD PRIDE LIMITED	)
in the presence of:	)

/s/ Good Pride Limited

SCHEDULE A

INSTRUMENT OF TRANSFER

==========

BUCKWHEAT INVESTMENTS LIMITED

==========

We,	SIBO HOLDING LIMITED (hereinafter “the Transferor”)
of	Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands

in consideration of the sum of
paid to me by (name)
(occupation)
Of (address)

(hereinafter “the Transferee”)

do hereby transfer to the said Transferee one ordinary share standing in my name in the register of:-

BUCKWHEAT INVESTMENTS LIMITED

to hold unto the said Transferee their executors, administrators or assigns, subject to the several conditions upon which we hold the same at the time of execution hereof. And we/I, the said Transferee do hereby agree to take the said shares subject to the same conditions.

Witness our hands the	day of

Witness to the signature(s) of the Transferor -	) ) )
Witness’ name and address:	) ) ) )	............................................................................................. Authorised signatory of SIBO HOLDING LIMITED

Witness to the signature(s) of the Transferee -	) ) )
Witness’ name and address:	) ) ) )

SCHEDULE B

IRREVOCABLE APPOINTMENT OF PROXY AND POWER OF ATTORNEY

We, SIBO HOLDING LIMITED, hereby irrevocably appoint GOOD PRIDE LIMITED (“Good Pride”) as our:-

1.	proxy to vote at meetings of the shareholders of BUCKWHEAT INVESTMENTS LIMITED (the “Company”) in respect of one ordinary share in the Company charged by us to Good Pride (the “Charged Share”) and any further shares in Company which may have been or may from time to time be issued and/or registered in our name and charged to Good Pride; and

2.	duly authorised representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of the Charged Share and any further shares in the Company which may have been or may from time to time be issued and/or registered in our name and charged to Good Pride.

This proxy and this power of attorney is irrevocable by reason of being coupled with the interest of Good Pride as secured party of the aforesaid shares.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS whereof this instrument has been duly executed as a deed this          day of                       .

EXECUTED AND DELIVERED AS A DEED	)
by	)
for and on behalf of	)
SIBO HOLDING LIMITED	)
in the presence of:	)

SCHEDULE C

PART I
FORM OF LETTER OF RESIGNATION

Date: _____________

To: Board of Directors, Buckwheat Holding Limited

Dear Sirs,

I hereby resign from the board of directors of Buckwheat Holding Limited (the “Company”) and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever arising, but to the extent that I may have any such claim, I hereby irrevocably waive the same.

This resignation is to be effective as at the date hereof.

Yours faithfully,

Name: Chung Wing Water Cheung

SCHEDULE C

PART II
FORM OF LETTER OF AUTHORITY

Date: _____________

To: BUCKWHEAT INVESTMENTS LIMITED

Dear Sirs

Share Charge by SIBO HOLDING LIMITED in favour of GOOD PRIDE LIMITED in respect of shares of BUCKWHEAT INVESTMENTS LIMITED (the “Share Charge”)

I refer to my executed but undated letter of resignation as a Director of Buckwheat Investments Limited (the “Company”) provided in accordance with the Share Charge. I hereby authorise you to date, deliver, and give full effect to and otherwise complete the resignation letter as contemplated in the Share Charge.

I hereby authorise you to send the resignation letter to the Company’s registered office thereby terminating my directorship of the Company without compensation for loss of office. I acknowledge and agree that your discretion to act in this regard is to be exercised solely in the interests of the Secured Party relating to the Share Charge executed over shares in the Company in your favour.

I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Secured Party in relation to the mortgage and charge granted or to be granted over shares in the Company.

Yours faithfully,

Name: Chung Wing Water Cheung